CUSIP No. G9440D103	SCHEDULE 13G

EXHIBIT 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13D-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated as of February 11, 2021

VINCI CAPITAL GESTORA DE RECURSOS LTDA.

By:	/s/ Bruno Zaremba
	Name:	Bruno Zaremba
	Title:	Director

By:	/s/ Gabriel Felzenszwalb
	Name:	Gabriel Felzenszwalb
	Title:	Director

VINCI CAPITAL PARTNERS II J BETA FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA

By:	/s/ Bruno Zaremba
	Name:	Bruno Zaremba
	Title:	Director

By:	/s/ Gabriel Felzenszwalb
	Name:	Gabriel Felzenszwalb
	Title:	Director

AGRESTI INVESTMENTS LLC

By:	/s/ Bruno Zaremba
	Name:	Bruno Zaremba
	Title:	Director

By:	/s/ Gabriel Felzenszwalb
	Name:	Gabriel Felzenszwalb
	Title:	Director

BOTTICELLI INVESTMENTS LLC

By:	/s/ Bruno Zaremba
	Name:	Bruno Zaremba
	Title:	Director

By:	/s/ Gabriel Felzenszwalb
	Name:	Gabriel Felzenszwalb
	Title:	Director

CARAVAGGIO INVESTMENTS LLC

By:	/s/ Bruno Zaremba
	Name:	Bruno Zaremba
	Title:	Director

By:	/s/ Gabriel Felzenszwalb
	Name:	Gabriel Felzenszwalb
	Title:	Director

RAFFAELLO INVESTMENTS LLC

By:	/s/ Bruno Zaremba
	Name:	Bruno Zaremba
	Title:	Director

By:	/s/ Gabriel Felzenszwalb
	Name:	Gabriel Felzenszwalb
	Title:	Director